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                                                                Exhibit 10.10

                               SUBLEASE AGREEMENT

      1. Parties. This Sublease, dated July 2, 1997 is made between The Presbyterian Homes of New Jersey Foundation, Inc. ("Sublessor") and Anthra Pharmaceuticals, Inc. ("Sublessee").

      2. Statement of Facts and Master Lease. The Presbyterian Homes of New Jersey Foundation, Inc. and Keller Carnegie Associates, L.P. entered into a Lease dated October 11, 1989, First Amendment of Lease dated August 23, 1991, and Second Amendment of Lease dated November 30, 1994 (collectively the "Master Lease") covering 5,560 sq. ft. on the first (1st) floor, A-wing (the "Premises") in the building located at 103 Carnegie Center, West Windsor Township, Mercer County, New Jersey (the "Building"); and on March 20, 1996, Century Plaza Associates ("Landlord") whose address is c/o Cali Realty Corporation, 11 Commerce Drive, Cranford, NJ 07016, succeeded to the interest of Keller Carnegie Associates, L.P. Said Lease and Amendments are herein collectively referred to as the "Master Lease" and are attached hereto as Exhibit A.

      3. Premises. Sublessor hereby subleases to Sublessee under the same terms and conditions set forth in the Master Lease except as specifically provided by this Sublease, 5,560 rentable sq. ft. in its' as-is condition with the exception of Sublessor painting all paint surfaces and shampooing carpet, known as Suite 102, 103 Carnegie Center, Princeton, New Jersey 08540 ("Premises"). Included in the Premises shall be the "built-ins" and fixtures described in Exhibit B.

      4. Warranty by Sublessor. Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Landlord that Sublessor is in default or breach of any of the provisions of the Master Lease. Sublessor represents that the operating expenses, real estate taxes and electric for the Premises since January 1, 1996 are as set forth in Exhibit C attached hereto, and the Sublessor has no knowledge of any proposed increases in such amounts or other items of additional rent which the Landlord proposes to change.

      5. Term. The Term of this Sublease shall commence on July 3, 1997 (the "Commencement Date"), or when the Landlord consents to this Sublease, whichever shall last occur, and end on November 30, 1999 ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease. Possession of the Premises ("Possession") shall be delivered to Sublessee no later than the commencement of the Term. If for any reason Sublessor does not deliver Possession to Sublessee on the commencement of the Term, the Termination Date shall not be extended by the delay, and the validity of this Sublease shall not be impaired, but rent shall abate until delivery of Possession. Notwithstanding the foregoing: (i) in the event the Landlord has not given its written consent to this Sublease by 12:00 p.m. on June 30, 1997, Sublessee may terminate this Sublease without any liability to Sublessor; and (ii) in the event that the Landlord has not given its written consent to this Sublease by July 31, 1997, Sublessor may cancel this Sublease, without any liability to Sublessee. Sublessor shall use its best efforts to obtain the consent of Landlord to this Sublease.


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After June 28, 1997, Sublessor shall permit Sublessee access to the Premises, provided that such access shall not interfere with the painting and carpet shampooing of the Premises. Such early access shall not advance the Termination Date and shall be subject to the provisions of the Sublease, excluding the payment of rent prior to the Commencement Date.

      6. Rent. Sublessee shall pay to Sublessor the minimum rent ("Minimum Rent") as scheduled below and all Additional Rent due under Article 4.03 (of the Master Lease), for the term of this Sublease without deduction, setoff, notice or demand at 13 Roszel Road, Princeton, N.J. 08540 ATTN: Eric Gurley or at such other place as Sublessor shall designate from time to time by notice to Sublessee, in advance on the first day of each month of the Term. Sublessor shall provide Sublessee with the invoice that Sublessor receives from Landlord for the Minimum Rent and Additional Rent within three (3) business days of receipt. Sublessor shall timely pay to the Landlord the Rent and Additional Rent due under the Master Lease. Sublessor shall provide to Sublessee a copy of its check to landlord for payment of Rent and Additional Rent due under the Master Lease no later than the 10th day of each month. Sublessee shall pay to Sublessor upon execution of this Sublease the sum of Six Thousand, ninety dollars, and fifty six cents ($6,090.56) as rent for July, 1997, as outlined in Exhibit D. If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial month shall be prorated on a per diem basis.

                          Minimum Monthly Rent Schedule
                          -----------------------------

Lease Month                                          Minimum Rent Due
-----------                                          ----------------

July 1997                                       $5,282.00 plus tenant electric
August 1997 thru June 1998                      $9,730.00 plus tenant electric

July 1998                                       $5,282.00 plus tenant electric
August 1998 thru June 1999                      $9,730.00 plus tenant electric

July 1999                                       $5,282.00 plus tenant electric
August 1999 thru November 1999                  $9,730.00 plus tenant electric

      Sublessor represents that the 1995 per square foot base year costs under the Master Lease are as follows: (i) for "Operation and Maintenance Costs" as set forth in Section 6.01 of the Master Lease is $2.95 per square foot; (ii) for "Utility Costs and Expenses" as set forth in Section 6.02 of the Master Lease is $1.40 per square foot; and (iii) for "Real Estate Taxes for the Parcel as set forth in Section 6.03 and Section 9.01 of the Master Lease is $2.60 per square foot.

      7. Assignment of Master Lease. Sublessor assigns to Sublessee all rights it has under the Master Lease except that Sublessor shall be under no obligation to renew the Master Lease after November 30, 1999 and Sublessor does not assign its interest in the security deposit deposited with the Landlord pursuant to the Master Lease.


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      8. Security Deposit.

      8.1 Sublessee shall deposit in the attorney trust account maintained by the attorney for Sublessor, upon execution of the Sublease, the sum of Nine Thousand, Seven Hundred Thirty Dollars ($9,730.00) as security for Sublessee's faithful performance of Sublessee's obligations hereunder ("Security Deposit").

      8.2 If Sublessee fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount then due hereunder and unpaid, for the payment of any sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within ten (10) days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Sublease. Within thirty (30) days after the Term has expired, or Sublessee has vacated the Premises, or final adjustment has been made, whichever shall last occur, and provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not theretofore been applied by Sublessor, shall be returned to Sublessee (without interest) or to the last assignee, if any, of Sublessee's interest hereunder.

      8.3 In the event that Sublessee pays Sublessor the Rent and Additional Rent when due under this Sublease, and Sublessor then fails to pay the Landlord the Rent and Additional Rent when due under the Lease, the attorney for Sublessor, upon written demand by Sublessee shall return the Security Deposit to Sublessee.

      9. Use of Premises. The Premises shall be used and occupied only for general office use and no other purposes.

      10. Assignment and Subletting. Sublessee shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of the Landlord. Sublessor shall use its best reasonable efforts to obtain said prior written consent of Landlord.

      11. Indemnification. Sublessee shall not do or permit to be done any act or thing which will constitute a breach or violation of any of the terms, covenants, conditions or provisions of the Master Lease. Sublessee will defend, indemnify and hold harmless Sublessor and/or Landlord from and against all losses, costs, damages, expenses and liabilities, including but not limited to reasonable attorneys' fees, which Sublessor and/or Landlord may incur or pay out by reason of any injuries or death to persons or damage to property occurring in the Premises during the term of the Sublease or by reason of any breach or default hereunder on Sublessee's part, or by reason of any work done in or to the Premises during term of Sublease or any act or negligence on the part of Sublessee, its agents, employees, guests, invitees and contractors in the Premises. Sublessee shall in no case have any rights in respect of the Premises greater than Sublessor's rights under Master Lease, and Sublessor shall have no liability to Sublessee for any matter whatsoever for which Sublessor does not have at least coextensive rights as Lessee,


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against the Landlord under the Master Lease. Notwithstanding the foregoing, this section shall not reduce or minimize Sublessor's obligations under the Master Lease.

      12. Liability Insurance. Sublessee covenants to provide on or before the Commencement Date and to keep in force during the Term hereof a comprehensive general liability policy, including personal injury, property damage (including broad form property damage, explosion, and collapse) and loss of use of property of others, applicable to the Premises, with a combined single limit per person and per accident of not less than One Million Dollars ($1,000,000.00). Such policy which shall name Sublessor and Landlord as additional insureds, is to be written by insurance companies licensed to do business in the State of New Jersey. Prior to the time such insurance is first required to be carried by Sublessee, and thereafter, at least fifteen (15) days prior to the expiration of any such policy, Sublessee agrees to deliver to Sublessor either a duplicate original of the aforesaid policy or a certificate containing an endorsement that such insurance may not be canceled or materially changed except upon ten (10) days' written notice to Sublessor, together with evidence of payment of the premium. Sublessee's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder entitling Sublessor to exercise any or all of the remedies as provided in the Sublease in the event of Sublessee's default. Notwithstanding anything to the contrary contained in this Sublease, the carrying of insurance by Sublessee in compliance with this paragraph shall not modify, reduce, limit or impair Sublessee's obligations and liability under paragraph 11 hereof.

Provisions of this section should not reduce or limit Sublessor's insurance obligations under the Master Lease.

      13. Other Provisions of Sublease. All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the Landlord thereunder and Sublessee were the Tenant thereunder, and the Premises were the Master Premises, except to the extent that the terms of this Sublease and the Master Lease are inconsistent this Sublease shall control.

Sublessee assumes and agrees to perform the Lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises. Sublessee and Sublessor shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Landlord to perform its obligations under the Master Lease for the benefit of Sublessee. Sublessor shall provide to Sublessee copies of all notices it receives from the Landlord, within three (3) business days of receipt. If Landlord issues a notice of default, Sublessee shall be entitled to cure such default, and Sublessor shall pay to Sublessee reasonable costs and expenses incurred in curing the default, to the extent the default was caused by Sublessor. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the nondefaulting party for all damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total


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damage, destruction, or condemnation of the Master Premises of the building or project of which the Premises are a part, the exercise of such right by Sublessor shall not constitute a default of breach hereunder.

      14. Attorney's Fees. If Sublessor or Sublessee shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

      15. Real Estate Brokerage. Sublessee and Sublessor represent and warrants that Keller, Dodds & Woodworth, Inc. and Site Search of New Jersey are the brokers with whom they have negotiated in bringing about this Sublease Agreement and each party agrees to indemnify and hold the other party harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with such party's negotiation of or the entering into this Sublease Agreement by Sublessor and Sublessee.

      16. Alterations. Sublessor shall construct a fire suppression room in the Premises and remove the office wall as described in Exhibit E in accordance with the specifications provided by Sublessee using contractors acceptable to Sublessee. Sublessee shall be responsible for the timely payment of the costs of the contractors it approves to construct the fire suppression room and to remove the wall. Sublessor shall be responsible for obtaining the Landlord's consent to the above described alterations and for filing for the permits required by West Windsor Township. Sublessee shall be responsible for the payment of the fees to West Windsor Township for the permits. Sublessor is aware of no reason or no prior consent required in order to make all the above described alterations to the Premises other than as set forth in the Master Lease and the construction permits required by the Township of West Windsor.

      17. Full Agreement. The parties hereto have read this Sublease. It contains their full agreement. It may not be changed except in writing signed by the Sublessor and Sublessee.


                                          SUBLESSOR:
                                          The Presbyterian Homes of New Jersey
                                          Foundation, Inc.

Date:  July 1, 1997                    By: /s/ Thomas LePrevost
                                          ------------------------------
                                          Thomas LePrevost, President


                                          SUBLESSEE:
                                          Anthra Pharmaceuticals, Inc.

Date:  July 1, 1997                 By:   /s/ Joseph Gulfo
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                                          Dr. Joseph Gulfo, COO


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